SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Date of Report (Date of earliest event reported): May 27, 2004

                               JETFLEET III
             (Exact name of Registrant as specified in its charter)

     CALIFORNIA                                          94-3208983
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                          1440 Chapin Avenue, Suite 310
                              Burlingame, CA 94010
               (Address of principal executive offices) (Zip Code)

                                  650-340-1880
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address. if changed since last report)


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 Item 5. Other Events


               On May 27, 2004, as previously agreed to by the Company pursuant to a letter agreement with Wells Fargo Bank Northwest, National Association, as Indenture Truste (the "Trustee") dated April 8, 2004 , the Company entered into agreements with Trustee, and Wells Fargo Bank, National Association ("Assignee"), transferring to Assignee all of the Company's right, title and interest in, to and under, the Company's aircraft portfolio and related agreements. Pursuant to the agreements, the Company also transferred all remaining cash funds to the Trustee. Upon such transfer in lieu of foreclosure, the Trustee has now assumed responsibility for liquidating the assets and distributing net proceeds to the Company's Bondholders in repayment of out-standing Bondholder Indebtedness.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

 Date: June 2, 2004

 JETFLEET III

 By: /s/ Neal D. Crispin

 Neal D. Crispin,
 Chairman of the Board and President


Exhibits:

        10.1 Form of Letter Agreement, dated April 8, 2004, between the Company and Wells Fargo Bank, Northwest, as Indenture Trustee (incorporated herein by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10KSB, for the quarter ended March 31, 2004

        10.2 Form of Transfer Agreement,dated May 27, 2004, between the Company, the Trustee and Assignee for S/N 696


        10.3 Form of Transfer Agreement,dated May 27, 2004, between the Company, the Trustee and Assignee for S/N 106

        10.4 Form of Transfer Agreement,dated May 27, 2004, between the Company, the Trustee and Assignee for S/N 751

        10.5 Form of Transfer Agreement,dated May 27, 2004, between the Company, the Trustee and Assignee for S/N 024

        10.6 Form of Transfer Agreement,dated May 27, 2004, between the Company, the Trustee and Assignee for S/N 640